                              SEVENTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT
                      -------------------------------------

    THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT is dated as of the 10th day of December, 1993, among CONTINENTAL MEDICAL SYSTEMS, INC., a Delaware corporation ("Borrower"), the Lenders party to the Credit Agreement described below, NATIONSBANK OF TENNESSEE, N.A. , a national banking association, successor by assignment to Maryland National Bank, as Co-Agent, and CITIBANK, N.A., a national banking association, as Agent (the "Agent").

                                  WITNESSETH:
                                  ----------

    WHEREAS, the Borrower, Lenders, and Agent entered into an Amended and Restated Credit Agreement dated as of August 28, 1991, as amended as of December 31, 1991, March 31, 1992, July 8, 1992, September 23, 1992, February 26, 1993 and March 26, 1993 (the "Credit Agreement");

    WHEREAS, the Borrower has requested an increase in the commitments under the Credit Agreement to $235,000,000, the addition of another lender and other amendments to the Credit Agreement; and

    WHEREAS, the Agent and the Lenders have agreed to make such amendments upon the terms and conditions set forth below;

    NOW, THEREFORE, for valuable consideration hereby acknowledged, the Borrower, the Lenders and the Agent agree as follows:

    Section 1.  Definitions.  Unless otherwise defined herein, terms are used
                -----------
herein as defined in the Credit Agreement.

    Section 2.  Amendment of Section 1.01.  Section 1.01 of the Credit
                -------------------------
Agreement is hereby amended by (a) deleting the definitions of "Total Liabilities" and "Tangible Net Worth," (b) adding the following new definitions of "Future Minimum Rent Obligations" and "Net Stock Repurchase Amount," and (c) deleting the definitions of "Co-Agent," "Commitment," "Conversion Date," "EBDIT," "Fixed Charge Coverage Ratio," "Interest Coverage Ratio," "Quarterly Compliance Certificate," "Related Business," "Specified Percentage," and "Total Senior Debt" and inserting in place thereof the following new definitions thereof (all in the appropriate alphabetical order):

         "Co-Agent" means NationsBank of Tennessee, N.A., a national banking
          --------
    association.

         "Commitment" means $235,000,000, as reduced from time to time
          ----------
    pursuant to Section 2.04 hereof.

         "Conversion Date" means the last Business Day of December 1996, as
          ---------------
    extended (if extended) pursuant to Section 2.05 hereof.

         "EBDIT" means, for any Person and its Subsidiaries determined on a
          -----
    consolidated basis, the sum of pre-Tax income (before deduction of minority interests), plus depreciation, amortization, and interest expense, all determined in accordance with GAAP, minus Dividends paid in cash pursuant to
    Section 6.08 hereof to the extent not otherwise deducted in the calculation of income, and adjusted (a) to exclude (i) any extraordinary or non-recurring non-cash items deducted from or included in the calculation of pre-Tax income, (ii) the proportionate share of such income for the period prior to sale that is attributable to any equity interest in a consolidated Subsidiary that has been sold, and (iii) the income statement effect attributable to any consolidated Subsidiary (or any business or entity included therein) of which substantially all assets have been sold and (b) to include, in the case of any acquisition of any business or entity that becomes or is included in a consolidated Subsidiary of the Borrower in accordance with Section 6.06(b) or (c) hereof, the sum of pre-Tax income (before deduction of minority interests), plus depreciation, amortization and interest expense of such business or entity, during the period, if any, that such business or entity was not included in the consolidated financial statements of the Borrower and its Subsidiaries, all determined in accordance with GAAP and adjusted to exclude any extraordinary or non-recurring non-cash items deducted from or included in the calculation of pre-Tax income during such period.

         "Fixed Charge Coverage Ratio" means, for the Borrower and its
          ---------------------------
    Subsidiaries determined on a consolidated basis and calculated for the four fiscal quarters ending on the date of calculation, the ratio of (a) EBDIT (as adjusted below), (i) plus operating lease payments, (ii) minus Dividends paid in cash to minority interests (as adjusted below), Capital Expenditures not financed by borrowed money or by Capital Leases (excluding the costs of any acquisition permitted under Section 6.06(e) hereof), and Taxes paid in cash, and (iii), in the case of any acquisition of any business or entity that becomes or is included in a consolidated Subsidiary of the Borrower in accordance with Section 6.06(b) or (c) hereof, plus (A) operating lease payments of such business or entity for the period, if any, during such four fiscal quarters that such business or entity was not included in the consolidated financial statements of the Borrower and its Subsidiaries, and minus (B) Capital Expenditures not financed by borrowed money or by Capital Leases for such business or entity and Taxes paid in cash for such business or entity, determined on a pro forma basis for such period as if such business or entity had been separately taxable, to (b) principal paid with respect to Debt (excluding revolving lines of credit that do not mature within one year and Debt refinanced in accordance with this Agreement), interest expensed with respect to Debt, and operating lease payments, plus, in the case of any such acquisition, (i) (without duplication) interest expensed with respect to Debt incurred or assumed by the Borrower or any of its Subsidiaries in connection with such acquisition, determined on a pro forma basis for the period, if any, during such four fiscal quarters that such business or entity was not included in the consolidated financial statements of the Borrower and its Subsidiaries as if the acquisition had been made at the beginning of such period and assuming, in the case of variable rate interest, that the interest rate of such Debt equaled the average interest rate payable under this Agreement during such period, and (ii) operating lease payments of such business or entity for such period. Solely for determining compliance with Section 6.01(c) hereof, the following adjustments shall be made as to each rehabilitation hospital located on or constituting part of real property leased by the Borrower or any Subsidiary under an operating lease if such operating lease does not expressly provide that the Agent may become the owner of or assign to another Person the Borrower's or such Subsidiary's interest in such lease and related agreements, so long as the Agent becomes the owner or the assignee is reasonably acceptable to the lessor or the lessor's lender, unless such lease was in effect on August 28, 1991:

         1. there shall be excluded from EBDIT 50% of the EBDIT attributable to such rehabilitation hospital (accounting for such rehabilitation hospital as a separate Subsidiary or division of the Borrower); and

         2. in the case of a Subsidiary which operates such a rehabilitation hospital, only 50% of the Dividends paid in cash to minority interests and attributable to such rehabilitation hospital shall be deducted from EBDIT.

         "Future Minimum Rent Obligations" means, as of any date, the present
          -------------------------------
    value of all future minimum lease payments under all non-cancelable operating leases of facilities and equipment of the Borrower and its Subsidiaries (exclusive of contingent lease payments), on a consolidated basis. For the purposes of the foregoing, such minimum lease payments under any operating lease shall be determined in accordance with GAAP, and the present value of such minimum lease payments shall be determining using as a discount rate the base lease rate of the lessor specified in or reasonably implied from such lease (or, in the absence of such specification or implication, the average of all base lease rates in such leases which specify or reasonably imply a base lease rate) compounded monthly.

         "Interest Coverage Ratio" means, for the Borrower and its Subsidiaries
          -----------------------
    determined on a consolidated basis and calculated for the four fiscal quarters ending on the date of calculation, the ratio of (a) EBDIT (as adjusted below), plus operating lease payments, plus, in the case of any acquisition of any business or entity that becomes or is included in a consolidated Subsidiary of the Borrower in accordance with Section 6.06(b) or (c) hereof, operating lease payments of such business or entity for the period, if any, during such four fiscal quarters that such business or entity was not included in the consolidated financial statements of the Borrower and its Subsidiaries, to (b) interest expensed with respect to Debt and operating lease payments, plus, in the case of any such acquisition, (i) (without duplication) interest expensed with Debt incurred or assumed by the Borrower or any of its Subsidiaries in connection with such acquisition, determined on a pro forma basis for the period, if any, during such four fiscal quarters that such business or entity was not included in the consolidated financial statements of the Borrower and its Subsidiaries as if the acquisition had been made at the beginning of such period and assuming, in the case of variable rate interest, that the interest rate of such Debt equaled the average interest rate payable under this Agreement during such period, and (ii) operating lease payments of such business or entity for such period. Solely for determining compliance with Section 6.01(d) hereof, EBDIT shall be adjusted to exclude therefrom 50% of the EBDIT attributable to each rehabilitation hospital (accounting for such rehabilitation hospital as a separate Subsidiary or division of the Borrower) located on or constituting part of real property leased by the Borrower or any Subsidiary under an operating lease if such operating lease does not expressly provide that the Agent may become the owner of or assign to another Person the Borrower's or such Subsidiary's interest in such lease and related agreements, so long as the Agent becomes the owner or the assignee is reasonably acceptable to the lessor's lender, unless such lease was in effect on August 28, 1991.

         "Net Stock Repurchase Amount" means, as of any date, the aggregate
          ---------------------------
    purchase price for all repurchases of capital stock of the Borrower made during the period of determination pursuant to the last proviso in Section
    6.08 hereof, less the aggregate net cash proceeds, if any, received by the Borrower from the sales of any such repurchased capital stock held in treasury and the issuance of shares of capital stock of the Borrower during such period.

         "Quarterly Compliance Certificate" means a certificate of the chief
          --------------------------------
    financial officer or the treasurer of the Borrower, substantially in the form of Exhibit 1 to the Seventh Amendment to this Agreement, (a) certifying that such individual has no knowledge that a Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action being taken or proposed to be taken with respect thereto, (b) setting forth detailed calculations with respect to the representations set forth in
    Section 5.13 hereof and the covenants described in Sections 6.01, 6.05(a), 6.06(b), 6.07, 6.08 and 6.10(iv) hereof and (c) in the case of the calculations for Section 6.01(g) hereof, providing the elements of such calculations for Future Minimum Rent Obligations.

         "Related Business" means the provision of medical rehabilitation
          ----------------
    programs and services (whether in an inpatient or outpatient setting or on a contract services basis), the provision of therapy services and locum tenens services and the provision of management services for healthcare institutional, physician and other providers, including without limitation the operation of inpatient and outpatient centers, residential care centers, transitional living centers and ambulatory surgery centers, the provision of home healthcare, diagnostic testing and laboratory services, and the provision of practice management and other healthcare provider management services, and activities incidental to or supporting the competitive position of the Borrower and its Subsidiaries in any of such businesses.

         "Specified Percentage" means, as to any Lender, the percentage
          --------------------
    indicated beside its name on the signature pages of the Seventh Amendment to this Agreement, or specified in a notice by the Agent to the Borrower in connection with an assignment pursuant to Section 9.04 hereof or a reduction in the Commitment pursuant to Section 2.04(a) hereof.

         "Total Senior Debt" means for the Borrower and its Subsidiaries
          -----------------
    determined on a consolidated basis, the aggregate amount owing with respect to all Debt for borrowed money, except Subordinate Debt.

    Section 3.  Amendment of Section 2.03.  Section 2.03 of the Credit Agree-
                -------------------------
ment is hereby amended by adding the following new subsection (g):

         (g) The Borrower agrees to pay to the Agent, for the account of each Lender (other than Corestates Bank, N.A., for which the applicable fee is the subject of a separate letter agreement), an amendment fee equal to 0.1875% times the dollar amount represented by such Lender's Specified Percentage of the Commitment after giving effect to the Seventh Amendment to this Agreement. The Lenders acknowledge that no amendment fee shall be payable pursuant to subsection (f) of this Section 2.03.

    Section 4.  Amendment of Section 2.05.  Section 2.05 of the Credit
                -------------------------
Agreement is hereby amended by deleting the word "September" in subsection (b) thereof and inserting in place thereof the word "December."

    Section 5.  Amendment of Section 5.06.  Section 5.06 of the Credit
                -------------------------
Agreement is hereby amended by deleting the period at the end of the second sentence thereof and inserting in place thereof the following: ", except that the Borrower may repurchase shares of its capital stock in accordance with
Section 6.08 hereof."

    Section 6.  Amendment of Section 6.01.  Section 6.01 of the Credit
                -------------------------
Agreement is hereby amended by (a) deleting the texts of subsections (a) and
(b) in their entirety and inserting in place thereof the phrase
"[Intentionally Omitted]," (b) deleting the date "June 30, 1994" from subsections (c) and (d) thereof and inserting in place thereof the words "the Conversion Date," and (c) deleting subsection (f) and inserting in place thereof new subsections (f) and (g) to read as follows:

         (f) Total Senior Debt shall not at any time exceed 6.5 times the net income of the Borrower and its Subsidiaries for the most recent four fiscal quarters, determined in accordance with GAAP on a consolidated basis, minus Dividends paid in cash pursuant to Section 6.08 hereof, plus $80,000,000 for any calculation made from April 1, 1992 through September 30, 1992, and adjusted (i) to exclude (A) the effect of any extraordinary or non-recurring non-cash items,
    (B) the proportionate share of net income for the period prior to sale that is attributable to any equity interest in a Subsidiary that has been sold, and (C) the net income attributable to any Subsidiary (or any business or entity included therein) of which substantially all assets have been sold and (ii) to include, in the case of any acquisition of any business or entity that becomes or is included in a Subsidiary of the Borrower in accordance with Section 6.06(b) or (c) hereof, (A) the net income of such business or entity, determined in accordance with GAAP and adjusted to exclude the effect of any extraordinary or non-recurring non-cash items, for the period, if any, during such four fiscal quarters that such business or entity was not included in consolidated financial statements of the Borrower and its Subsidiaries, less (B) (without duplication) interest expense (net of any related Tax savings associated with such expense) for any Debt incurred or assumed by the Borrower or any of its Subsidiaries in connection with such acquisition, determined on a pro forma basis for such period as if such acquisition had been made at the beginning of such period and assuming, in the case of variable rate interest, that the interest rate of such Debt equaled the average interest rate payable under this Agreement during such period. Notwithstanding any provision in this Section 6.01(f) to the contrary, net income of the Borrower and its Subsidiaries shall be adjusted to exclude 50% of the net income attributable to each rehabilitation hospital (accounting for such rehabilitation hospital as a separate Subsidiary or division of the Borrower) located on or constituting part of real property leased by the Borrower or any Subsidiary under an operating lease if such operating lease does not expressly provide that the Agent may become the owner of or assign to another Person the Borrower's or such Subsidiary's interest in such lease and related agreements, so long as the Agent becomes the owner, or the assignee is reasonably acceptable to the lessor or the lessor's lender, unless such lease was in effect on August 28, 1991.

         (g) The ratio of (i) the sum of (A) Total Debt and (B) Future Minimum Rent Obligations to (ii) the sum of (A) Total Debt, (B) Future Minimum Rent Obligations and (C) shareholders' equity (including minority interests of operating subsidiaries) shall not be greater than the following at the end of any fiscal quarter of the Borrower ending during the following periods:

                    Period                           Ratio
                    ------                           -----
               December 31, 1993                   0.750 to 1
                 through June 29, 1994

               June 30, 1994                       0.725 to 1
                 through June 29, 1995

               June 30, 1995                       0.700 to 1
                 through June 29, 1996

               June 30, 1996                       0.675 to 1
                 through June 29, 1997

               June 30, 1997                       0.650 to 1
                 and thereafter

    Section 7.  Amendment of Section 6.02.  Section 6.02 of the Credit
                -------------------------
Agreement is hereby amended by deleting the phrase "Total Liabilities," from subsection (k) thereof.

    Section 8.  Amendment of Section 6.08.  Section 6.08 of the Credit
                -------------------------
Agreement is hereby amended by deleting the period at the end thereof and inserting in place thereof the following:

         ; and provided also that, in addition to the foregoing, the Borrower may repurchase shares of its capital stock so long as no Default or Event of Default shall then exist or would result therefrom (after giving pro forma effect thereto as if such repurchase had occurred at the end of the fiscal quarter of the Borrower then most recently ended for the purposes Section 6.01 hereof) and provided that, after giving effect thereto, (i) the Net Stock Repurchase Amount during the period beginning January 1, 1994 and ending on the date of determination shall not exceed $50,000,000, less the aggregate amount of any loans or guarantees made pursuant to Section 6.10(iv) hereof outstanding as of the date of determination and (ii) the Net Stock Repurchase Amount during any fiscal year of the Borrower may not exceed the sum of $10,000,000 plus, in the case of fiscal years after fiscal 1994, (to the extent not theretofore utilized for any other fiscal year) 50% of the sum of the respective amounts, if any, by which $10,000,000 exceeded the Net Stock Repurchase Amount during each preceding fiscal year commencing with fiscal 1994.

    Section 9.  Amendment of Section 6.10.  Section 6.10 of the Credit
                -------------------------
Agreement is hereby amended by deleting the first sentence thereof in its entirety and inserting in place thereof the following:

         The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Investment, except (i) Investments in Cash Equivalents, (ii) loans made to Borrowing Subsidiaries in accordance with Section 6.19 hereof,
    (iii) Investments in a minority equity interest in a Person in accordance with Section 6.06(b) and (c) hereof, so long as no Default or Event of Default shall then exist or result therefrom, and (iv) loans from the Borrower or any of its Subsidiaries made to, or guaranties by the Borrower or any of its Subsidiaries of loans made by others to, any entity in which the Borrower or any of its Subsidiaries has a minority equity interest or to which the Borrower or any of its Subsidiaries provides as part of a Related Business contract services, provided that such loans and guaranties do not exceed in aggregate amount $50,000,000, less the then Net Stock Repurchase Amount, at any time outstanding, and provided further that the following conditions are satisfied: (A) no Default or Event of Default shall then exist or result therefrom, (B) the use of the proceeds of any such loans (whether from the Borrower, any of its Subsidiaries or others) shall be reasonably expected by the Borrower to further a Related Business of the Borrower or any of its Subsidiaries, (C) the Borrower or its Subsidiary shall have customary rights of subrogation in respect of any such guaranty,
    (D) any such loan (whether from the Borrower, any of its Subsidiaries or others) shall be payable in equal installments (whether annually or more frequently) under no more than a 30-year amortization schedule with a final maturity of no more than ten years, and (E) such loan and such entity's obligations in respect of such guaranty shall be evidenced by a promissory note or other repayment agreement which shall be pledged to the Agent, together with all evidences thereof, pursuant to a security agreement, creating a first priority security interest, substantially in the form of the Amended and Restated Security Agreement of Borrower.

    Section 10.  Amendment of Section 6.18.  Section 6.18 of the Credit
                 -------------------------
Agreement is hereby amended by inserting before the phrase "and for other general corporate purposes" the following phrase: "to repurchase shares of its capital stock to the extent permitted by the last proviso in Section 6.08 hereof."

    Section 11.  Amendment of Pledge Agreement.  Section 1.01 of the Amended
                 -----------------------------
and Restated Pledge Agreement of Borrower is hereby amended by inserting after the words "Insurance Subsidiary" the following phrase: "or the Pledgor."

    Section 12.  New Lender; Outstanding Amounts.  Immediately prior to the
                 -------------------------------
close of business on December 31, 1993, (i) The Dai-ichi Kangyo Bank, Limited will assign all of its interests, representing $10,000,000 in the aggregate of the Commitment, in all outstanding Advances and Letters of Credit to Citibank, N.A., (ii) Maryland National Bank will assign all of its interests, representing $30,000,000 in the aggregate of the Commitment, as Co-Agent, in all outstanding Advances and Letters of Credit to NationsBank of Tennessee, N.A., (iii) and NationsBank of Tennessee, N.A. will then assign a portion of its interests, representing $10,000,000 in the aggregate of the Commitment, in all outstanding Advances and Letters of Credit to Corestates Bank, N.A., each pursuant to Section 9.04(a) of the Credit Agreement. In addition, effective as of the close of business on such date, the $10,000,000 increase in the Commitment under the Credit Agreement effected by this Seventh Amendment will be assumed by Corestates Bank, N.A. Each of such assignments and such assumption are subject to the satisfaction of the conditions set forth in
Section 13(b) hereof. At all times before such assignments and such assumption, the Lenders shall fund all Advances and participate in all Letters of Credit under the Credit Agreement, and be entitled to all interest, fees and other amounts payable in respect thereof, as provided in the Credit Agreement prior to the effectiveness of the amendments effected by this Seventh Amendment. From and after such assignments and such assumption, the Lenders shall fund all Advances and participate in all Letters of Credit under the Credit Agreement, and be entitled to all interest, fees and other amounts payable in respect thereof, in accordance with their Specified Percentages (after giving effect to the amendments effected by this Seventh Amendment). The Borrower shall cause all Advances outstanding immediately prior to such assignment and such assumption to be Base Rate Advances. Effective as of the close of business on December 31, 1993, the Borrower shall prepay all Advances then outstanding pursuant to Section 2.06(a) of the Credit Agreement from the proceeds of simultaneous Advances pursuant to Section 2.01(a) of the Credit Agreement. The Lenders shall make such adjustments among themselves as the Agent may reasonably request to give effect to the foregoing.

    Section 13.  Effectiveness of Seventh Amendment; Conditions to Amendments.
                 ------------------------------------------------------------

         (a) This Seventh Amendment shall be effective pursuant to Section 9.01 of the Credit Agreement upon the execution of this Seventh Amendment by the Agent and all of the Lenders.

         (b) The amendments effected by Sections 2 through 11 of this Seventh Amendment shall become effective on the close of business on December 31, 1993, provided that the following shall be satisfied, in a manner acceptable to the Agent, on or before such date:

              (i) The Borrower shall have delivered a Note payable to the order of Corestates Bank, N.A., in the maximum principal amount of such Lender's Specified Percentage of the Commitment (after giving effect to the amendments effected by this Seventh Amendment), which Note shall be duly executed, with all blanks appropriately completed.

              (ii) The Borrower and each corporate Subsidiary executing the Consent and Agreement attached hereto shall have delivered to the Agent a Secretary's Certificate certifying (A) that the copies of its certificate or articles of incorporation and bylaws previously delivered to the Agent are in full force and effect, without amendment in any material respect which affects the transaction contemplated by this Seventh Amendment, (B) that the copy of its resolutions authorizing the execution and delivery of this Seventh Amendment and the other documents contemplated thereby is true and correct, and that such resolutions are in full force and effect, and (C) that the certificates previously delivered to the Agent certifying the incumbency, name, and signature of each officer authorized to sign Loan Papers on its behalf are true and complete, and in full force and effect. Each Subsidiary of the Borrower that is a partnership and is executing such Consent and Agreement shall have delivered to the Agent a Certificate of a General Partner certifying (1) that the copy of its partnership agreement previously delivered to the Agent is in full force and effect, without amendment in any material respect which affects the transaction contemplated by this Seventh Amendment, and (2) that the certificates previously delivered to the Agent certifying the incumbency, name, and capacity of each person authorized to sign Loan Papers on its behalf are true and complete, and in full force and effect. The Agent, Lenders, and Issuing Bank may conclusively rely on certificates delivered pursuant to this paragraph until the Agent receives notice in writing to the contrary.

              (iii) All of the Subsidiary Guarantors and Borrowing Subsidiaries shall have executed and delivered the Consent and Agreement attached to this Seventh Amendment.

              (iv) The Agent shall have received an opinion of counsel to the Borrower and its Subsidiaries, in form and substance satisfactory to the Agent, (A) that this Seventh Amendment and the other Loan Papers delivered pursuant to this Seventh Amendment have been duly authorized, executed and delivered by the Borrower and its Subsidiaries and constitute the legal, valid, and binding obligations of the Borrower and its Subsidiaries, enforceable in accordance with their respective terms (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or similar Laws or principles of equity affecting enforcement of creditors' rights generally), (B) that the execution, delivery and performance of this Seventh Amendment and such Loan Papers do not violate any law of the Commonwealth of Pennsylvania or any federal Law of the United States of America or constitute a breach of or a default under, or result in or require the creation of any Lien under, any indenture, instrument, or other agreement, known to such counsel, pursuant to which the Borrower has borrowed money or issued securities, and (C) as to such other matters as the Agent deems appropriate.

              (v) On December 31, 1993, (A) no Default or Event of Default under the Credit Agreement (before and after giving effect to the transactions contemplated hereby) shall exist, (B) the representations and warranties set forth in Article V of the Credit Agreement shall be true and correct (before and after giving effect to the transactions contemplated hereby), and (C) the Borrower shall have complied with all agreements and conditions to be complied with by it under the Credit Agreement and other Loan Papers by such date; and the Borrower shall have delivered to the Agent a certificate of a duly authorized officer to such effect.

              (vi) The Agent shall have received certificates from the Secretaries of State and other appropriate officials of the States of Delaware and Pennsylvania, to the effect that the Borrower is in good standing and duly organized.

              (vii) The Borrower shall have paid the fees required by Section 2.03(g) of the Credit Agreement, as amended hereby.

              (viii) The Agent shall have received such other documents, instruments, and certificates as it shall deem necessary or appropriate in connection with this Seventh Amendment and the transactions contemplated hereby.


    Section 14.  Representations and Warranties.  The Borrower represents and
                 ------------------------------
warrants that this Seventh Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the Borrower's legal, valid, and binding obligation, enforceable in accordance with its terms (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or similar laws or principles of equity affecting the enforcement of creditors' rights generally). The Borrower further represents and warrants that (a) there exists no Default or Event of Default under the Credit Agreement on the date hereof (before and after giving effect to the transactions contemplated hereby), (b) the representations and warranties set forth in Article V of the Credit Agreement are true and correct on the date hereof (before and after giving effect to the transactions contemplated hereby), and (c) it has complied with all agreements and conditions to be complied with by it under the Credit Agreement and other Loan Papers by the date hereof.

    Section 15.  Entire Agreement; Ratification.  This Seventh Amendment
                 ------------------------------
embodies the entire agreement of the parties, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of any parties. This Seventh Amendment supersedes any prior agreements or understandings with respect to the subject matter hereof. Except as modified or supplemented in connection herewith, the Credit Agreement and all other Loan Papers shall continue in full force and effect.

    SECTION 16.  GOVERNING LAW.  THIS SEVENTH AMENDMENT SHALL BE GOVERNED BY
                 -------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA.

    Section 17.  Counterparts.  This Seventh Amendment may be executed in any
                 ------------
number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof hereof, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

    IN WITNESS WHEREOF, this Seventh Amendment to Amended and Restated Credit Agreement is executed as of the date first set forth above.


BORROWER:                                    CONTINENTAL MEDICAL SYSTEMS, INC.

                                             By /s/ Dennis L. Lehman
                                               ----------------------------
                                               Title: Dennis L. Lehman
                                                      Senior Vice President

AGENT:                                       CITIBANK, N.A., as Agent

                                             By /s/ Barbara A. Cohen
                                               ----------------------------
                                               Title: Barbara A. Cohen
                                                      Vice President


LENDERS:

Specified                                    CITIBANK, N.A., individually
Percentage:  25.5319149%

                                             By /s/ Barbara A. Cohen
                                               ----------------------------
                                               Title: Barbara A. Cohen
                                                      Vice President


Specified                                    NATIONSBANK OF TENNESSEE, N.A.
Percentage:  19.1489362%                     (formerly known as Sovran
                                             Bank/Tennessee)

                                             By /s/ Patrick J. Neal
                                               ----------------------------
                                               Title: Patrick J. Neal
                                                      Assistant Vice President


Specified                                    MELLON BANK
Percentage:  10.6382979%

                                             By /s/ Amy  L. Evans
                                               ----------------------------
                                               Title: Amy L. Evans
                                                      Assistant Vice President

Specified                                    PNC BANK, NATIONAL ASSOCIATION
Percentage:  12.7659574%                     (formerly known as Pittsburgh
                                             National Bank)

                                             By /s/ Frank Taucher
                                               ----------------------------
                                               Title Frank Taucher
                                                     Vice President

Specified                                    THE BANK OF CALIFORNIA, N.A.
Percentage:  10.6382979%

                                             By /s/ Richard Lopatt
                                               ----------------------------
                                               Title Richard Lopatt
                                                     Vice President

Specified                                    THE CHASE MANHATTAN BANK, N.A.
Percentage:  12.7659574%

                                             By /s/ Elliott Jones
                                               ----------------------------
                                               Title Elliott Jones
                                                     Managing Director

Specified                                    CORESTATES BANK, N.A.
Percentage:  8.5106383%

                                             By /s/ Paul Hogan
                                               ----------------------------
                                               Title Paul Hogan
                                                     Assistant Vice President

                              CONSENT AND AGREEMENT

    The undersigned, being all of the Subsidiary Guarantors and Borrowing Subsidiaries (each as defined in the Credit Agreement), hereby consent and agree to the foregoing Seventh Amendment to the Credit Agreement and hereby confirm their respective guarantees and grants of security interests and other obligations under the Loan Papers (as defined in the Credit Agreement), which shall remain in full force and effect and be applicable to the Credit Agreement and the Loan Papers, as amended by the foregoing Seventh Amendment, including without limitation the Note referred to in Section 13(b)(i) of the foregoing Seventh Amendment and the increase in the amount of the Commitment (as defined in the Credit Agreement) effected by the foregoing Seventh Amendment.

                                        ADVANCED CARE MEDICINE, INC.
                                        APCO MEDICAL LABORATORIES, INC.
                                        AURORA REHABILITATION HOSPITAL, INC.
                                           (SPECIFIED DEBT)
                                        BATON ROUGE REHAB, INC.
                                        BRAINTREE REHABILITATION VENTURES,
                                           INC.
                                        CAPITAL REHABILITATION HOSPITAL, INC.
                                           (formerly New London Rehabilitation
                                           Hospital, Inc.)
                                        CENTRAL ARIZONA REHABILITATION
                                        HOSPITAL, INC.
                                        CENTRAL ARKANSAS OUTPATIENT CENTERS,
                                           INC.
                                        CHICO REHABILITATION HOSPITAL, INC.
                                        CLEAR LAKE REHABILITATION HOSPITAL,
                                           INC.
                                        CMS ALEXANDRIA REHABILITATION, INC.
                                        CMS BATON ROUGE REHABILITATION, INC.
                                        CMS BEAUMONT REHABILITATION, INC.
                                        CMS CONTRA COSTA CLINIC, INC. (formerly
                                           Unit Management Group, Inc., formerly
                                           Northeast Wisconsin Rehabilitation
                                           Hospital, Inc.)
                                        CMS DENVER REHABILITATION, INC.
                                        CMS DEVELOPMENT AND MANAGEMENT
                                           COMPANY, INC.
                                        CMS ELIZABETHTOWN, INC.
                                        CMS FAYETTEVILLE REHABILITATION, INC.
                                        CMS FORT WORTH REHABILITATION, INC.
                                        CMS FRESNO REHABILITATION, INC.
                                        CMS HOUSTON REHABILITATION, INC.
                                        CMS KANSAS CITY REHABILITATION, INC.
                                        CMS OF OHIO, INC.


                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                        CMS OUTPATIENT CENTERS OF NORTH TEXAS,
                                           INC.
                                        CMS OUTPATIENT CENTERS OF SOUTH TEXAS,
                                           INC.
                                        CMS PENNSYLVANIA, INC.
                                           (formerly CMS Pennsylvania
                                           Rehabilitation, Inc.)
                                        CMS REHABILITATION CENTER OF HIALEAH,
                                           INC.
                                        CMS RUSTON REHABILITATION, INC.
                                        CMS SAN DIEGO REHAB, INC.
                                        CMS SHERWOOD REHABILITATION, INC.
                                        CMS SOUTH MIAMI REHAB, INC.
                                        CMS SPORTSMED CLINIC, INC.
                                           (formerly CMS Los Gatos, Inc.)
                                        CMS TOPEKA REHABILITATION, INC.
                                        CMS TRI-CITIES REHABILITATION
                                           HOSPITAL, INC.
                                        CMS TUSTIN REHABILITATION, INC.
                                        CMS UNIT MANAGEMENT, INC.
                                        CMS WICHITA REHABILITATION, INC.
                                        CMS WORK-ABLE, INC.
                                        CMS WORK-ABLE OF PARAGOULD, INC.
                                        CMS WORKNET OF BATON ROUGE, INC.
                                        CMSI SYSTEMS OF TEXAS, INC.
                                        COLORADO OUTPATIENT CENTERS, INC.
                                           (formerly CMS Kokomo Rehabilitation,
                                           Inc.)
                                        COMMUNI-CARE OF AMERICA, INC.
                                           (SPECIFIED DEBT)
                                        COMMUNI-CARE/PRO REHAB MANAGEMENT,
                                           INC. (formerly, Alta Petens, Inc.)
                                           (SPECIFIED DEBT)
                                        COMPHEALTH, INC.
                                        COMPHEALTH MEDICAL STAFFING, INC.
                                        CONTINENTAL MEDICAL OF ARIZONA, INC.
                                        CONTINENTAL MEDICAL OF COLORADO, INC.
                                        CONTINENTAL MEDICAL OF KENTUCKY, INC.
                                        CONTINENTAL MEDICAL OF PALM BEACH,
                                           INC.
                                        CONTINENTAL MEDICAL SYSTEMS OF
                                           FLORIDA, INC.
                                        CONTINENTAL REHAB OF W.F., INC.
                                        CONTINENTAL REHABILITATION HOSPITAL OF
                                           ARIZONA, INC.
                                        ELIZABETHTOWN MANAGEMENT COMPANY, INC.
                                        FAIRFIELD REHABILITATION HOSPITAL,
                                           INC.


                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                        FAIRLAND NURSING AND RETIREMENT HOME,
                                           INC.
                                        GREAT PLAINS REHABILITATION HOSPITAL,
                                           INC.
                                        HARTFORD REHABILITATION HOSPITAL, INC.
                                        HCA WESLEY REHABILITATION CLINIC OF
                                           LIBERAL, INC. (formerly CMS Chico
                                           Rehabilitation, Inc.)
                                        HCA WESLEY REHABILITATION HOSPITAL,
                                           INC. (SPECIFIED DEBT)
                                        HIALEAH CONVALESCENT CENTERS, INC.
                                        INDIANA OUTPATIENT CENTERS, INC.
                                        K.C. REHABILITATION HOSPITAL, INC.
                                           (SPECIFIED DEBT)
                                        KANSAS OUTPATIENT CENTERS, INC.
                                        KENTFIELD HOSPITAL CORPORATION
                                        KOKOMO REHABILITATION HOSPITAL, INC.
                                        LAFAYETTE REHABILITATION HOSPITAL, INC.
                                           (formerly New Bern Rehabilitation
                                           Hospital, Inc.)
                                        LOUISIANA OUTPATIENT CENTERS, INC.
                                        MANAGEMENT CARE THERAPY SERVICES, INC.
                                        MARYLAND REHABILITATION HOSPITAL, INC.
                                        MEMPHIS REHABILITATION HOSPITAL, INC.
                                        NEVADA REHABILITATION HOSPITAL, INC.
                                        NEW ALBANY REHABILITATION HOSPITAL,
                                           INC.
                                        NORTHEAST OKLAHOMA REHABILITATION
                                           HOSPITAL, INC.
                                        NORTH LOUISIANA REHABILITATION CENTER,
                                           INC. (SPECIFIED DEBT)
                                        NORTHEAST ARKANSAS REHABILITATION
                                           UNIT, INC.
                                        NORTHERN VIRGINIA REHABILITATION
                                           HOSPITAL, INC. (formerly Iliff
                                           Nursing Home, Inc.)
                                        ORANGE REHABILITATION HOSPITAL, INC.
                                        P.G. REHABILITATION HOSPITAL, INC.
                                        PALM SPRINGS REHABILITATION HOSPITAL,
                                           INC.
                                        PARK MANOR NURSING HOME, INC.
                                        PIKEVILLE REHABILITATION HOSPITAL,
                                           INC.
                                        PINELLAS-RODRIGUEZ REHABILITATIVE
                                           ASSOCIATES LIMITED, INC.
                                        PRO THERAPY OF AMERICA, INC.
                                        PRO-REHAB, INC. (SPECIFIED DEBT)
                                        PROFESSIONAL MANAGEMENT RESOURCES, INC.
                                        PROFESSIONAL THERAPY INTERNATIONAL,
                                           INC.
                                        PROFESSIONAL THERAPY STAFFING, INC.


                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                        RCM MANAGEMENT COMPANY, INC.
                                        REHAB JOINT VENTURES, INC.
                                        REHAB RESOURCES, INC. (formerly Rehab
                                           America Management Services, Inc.)
                                        REHABILITATIVE ASSOCIATES, INC.
                                        REHABILITATION HOSPITAL OF COLORADO
                                           SPRINGS, INC.
                                        REHABILITATION HOSPITAL OF FORT WAYNE,
                                           INC.
                                        REHABILITATION HOSPITAL OF NEVADA - LAS
                                           VEGAS, INC. (formerly SR Sub, Inc.)
                                        REHABILITATION HOSPITAL OF PLANO, INC.
                                        REHABWORKS, INC.
                                        REHABWORKS OF CALIFORNIA, INC.
                                           (formerly, California Therapy, Inc.)
                                        RIVERDALE GARDENS NURSING HOME, INC.
                                        RMS CLINICS, INC. (formerly Continental
                                           Rehabilitation of Alexandria, Inc.)
                                        ROMANO REHABILITATION HOSPITAL, INC.
                                        SD ACQUISITION CORPORATION
                                        SD PARTNERS, INC.
                                        SAN BERNARDINO REHABILITATION
                                           HOSPITAL, INC.
                                        SELECTIVE REHABILITATIVE SERVICES,
                                           INC.
                                        SHERWOOD REHABILITATION HOSPITAL, INC.
                                        SIERRA PAIN AND OCCUPATIONAL
                                           REHABILITATION CENTER, INC.
                                           (formerly Coastal Empire
                                           Rehabilitation Hospital, Inc.)
                                        SOUTHEAST TEXAS REHABILITATION
                                           HOSPITAL, INC.
                                        TARRANT COUNTY REHABILITATION
                                           HOSPITAL, INC.
                                        TERRE HAUTE REHABILITATION HOSPITAL,
                                           INC.
                                        THE KELTON CORPORATION
                                        THE NURSING HOME AT CHEVY CHASE, INC.
                                        THE REHAB SOURCE, INC.
                                        TULSA REHABILITATION HOSPITAL, INC.
                                        TYLER REHABILITATION HOSPITAL, INC.
                                        WESTERN NEURO CARE, INC.
                                        WESTERN NEUROLOGIC RESIDENTIAL
                                           CENTERS, INC.
                                        WESTERN NEURO RESIDENTIAL, INC.
                                        WICHITA FALLS REHABILITATION HOSPITAL,
                                           INC.
                                        BEAUMONT REHAB ASSOCIATES LIMITED
                                        PARTNERSHIP (SPECIFIED DEBT)
                                         By  Southeast Texas Rehabilitation
                                              Hospital, Inc., General Partner

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                        CENTRAL ARIZONA REHAB ASSOCIATES, L.P.
                                          By  Central Arizona Rehabilitation
                                              Hospital, Inc., General Partner
                                        CENTRAL ARKANSAS REHABILITATION
                                        ASSOCIATES, L.P. (SPECIFIED DEBT)
                                          By  Sherwood Rehabilitation
                                              Hospital, Inc., General Partner
                                        CENTRAL LOUISIANA REHAB ASSOCIATES,
                                        L.P. (SPECIFIED DEBT)
                                          By  CMS Alexandria Rehabilitation,
                                              Inc., General Partner
                                        CMS REHAB OF W.F., L.P. (SPECIFIED DEBT)
                                          By  Continental Rehab of W.F.,
                                              Inc., General Partner
                                        CMS REHABILITATION CENTER OF SOUTH
                                        MIAMI (SPECIFIED DEBT)
                                          By  CMS South Miami Rehab, Inc.,
                                              General Partner
                                        COLLIN COUNTY REHAB ASSOCIATES LIMITED
                                        PARTNERSHIP (SPECIFIED DEBT)
                                          By  Rehabilitation Hospital of
                                              Plano, Inc., General Partner
                                        HELMWOOD ASSOCIATES LIMITED PARTNERSHIP
                                        (SPECIFIED DEBT)
                                          By  CMS Elizabethtown, Inc.,
                                              General Partner
                                        HOUSTON REHABILITATION ASSOCIATES
                                        (SPECIFIED DEBT)
                                          By  Romano Rehabilitation Hospital,
                                              Inc., General Partner
                                        KOKOMO REHABILITATION HOSPITAL, L.P.
                                          By  Kokomo Rehabilitation Hospital,
                                              Inc., General Partner
                                        LAKEVIEW REHABILITATION GROUP PARTNERS
                                        (SPECIFIED DEBT)
                                          By  Continental Medical Of Kentucky,
                                              Inc., General Partner
                                        LIFELINES REHABILITATION SERVICES
                                        (SPECIFIED DEBT)
                                          By  Rehab Joint Ventures, Inc.,
                                              General Partner

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                        MARYLAND REHAB ASSOCIATES, L.P.
                                          By  Maryland Rehabilitation
                                              Hospital, Inc., General Partner
                                        NORTHEAST OKLAHOMA REHAB ASSOCIATES,
                                        L.P.
                                          By  Northeast Oklahoma Rehabilitation
                                              Hospital, Inc., General Partner
                                        NORTHWEST ARKANSAS REHABILITATION
                                        ASSOCIATES (SPECIFIED DEBT)
                                          By  CMS Fayetteville
                                              Rehabilitation, Inc., General
                                              Partner
                                        PHYSICAL THERAPY AND SPORTS MEDICINE
                                        CENTER PARTNERSHIP (SPECIFIED DEBT)
                                          By  Pro Therapy of America, Inc.,
                                              General Partner
                                        PRIDE/BRAINTREE JOINT VENTURE
                                          By  Braintree Rehabilitation
                                              Ventures, Inc., General Partner
                                        REHAB HOSPITAL OF FORT WAYNE GENERAL
                                        PARTNERSHIP (SPECIFIED DEBT)
                                          By  Rehabilitation Hospital of Fort
                                              Wayne, Inc.
                                        REHABILITATION HOSPITAL OF NEVADA -
                                        LAS VEGAS, L.P.
                                          By  Rehabilitation Hospital of Nevada-
                                              Las Vegas, Inc., General Partner
                                        RENO REHAB ASSOCIATES, LIMITED
                                        PARTNERSHIP
                                          By  Nevada Rehabilitation Hospital,
                                              Inc., General Partner
                                        SAN BERNARDINO REHABILITATION HOSPITAL
                                        (SPECIFIED DEBT)
                                          By  San Bernardino Rehabilitation
                                              Hospital, Inc., General Partner

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                        SAN DIEGO HEALTH ASSOCIATES LIMITED
                                        PARTNERSHIP
                                          By  SD Acquisition Corporation,
                                              General Partner
                                        SAN DIEGO REHAB LIMITED PARTNERSHIP
                                        (SPECIFIED DEBT)
                                          By  San Diego Rehabilitation
                                              Associates, General Partner
                                                By  CMS San Diego Rehab, Inc.,
                                                    General Partner
                                        SAN DIEGO REHABILITATION ASSOCIATES
                                        (SPECIFIED DEBT)
                                          By  CMS San Diego Rehab, Inc.,
                                              General Partner
                                        SAN JOAQUIN VALLEY REHABILITATION
                                        HOSPITAL, A DELAWARE LIMITED
                                        PARTNERSHIP (SPECIFIED DEBT)
                                          By  Orange Rehabilitation Hospital,
                                              Inc., General Partner
                                        SOUTH DADE NURSING HOME, LTD.
                                        (SPECIFIED DEBT)
                                          By  Continental Medical Systems of
                                              Florida, Inc., General Partner
                                        SOUTHERN ARIZONA REGIONAL
                                        REHABILITATION HOSPITAL, L.P.
                                        (SPECIFIED DEBT)
                                          By  Continental Rehabilitation
                                              Hospital of Arizona, Inc.,
                                              General Partner
                                        SPORTSMED ASSOCIATES (SPECIFIED DEBT)
                                          By  CMS Sportsmed Clinic, Inc.,
                                              General Partner
                                        TERRE HAUTE REGIONAL REHABILITATION
                                        HOSPITAL, L.P. (SPECIFIED DEBT)
                                          By  Terre Haute Rehabilitation
                                              Hospital, Inc., General Partner
                                        TRI-CITIES REHABILITATION HOSPITAL,
                                        L.P. (SPECIFIED DEBT)
                                          By  CMS Tri-Cities Rehabilitation
                                              Hospital, Inc., General Partner
                                        TULSA REHAB HOSPITAL, L.P.
                                          By  Tulsa Rehabilitation Hospital,
                                              Inc., General Partner

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                        TYLER REHAB ASSOCIATES, L.P.
                                        (SPECIFIED DEBT)
                                          By  Tyler Rehabilitation Hospital,
                                              Inc., General Partner

                                        By: /s/ Dennis L. Lehman
                                           ------------------------------------
                                           Dennis L. Lehman, Vice President

                                        ACMED THERAPY TECHNOLOGIES CORP.
                                        CHS THERAPY TECHNOLOGIES CORP.
                                        CMS CAPITAL VENTURES, INC.
                                        CMS REHAB TECHNOLOGIES CORP.
                                        COA THERAPY TECHNOLOGIES CORP.
                                        REHAB CONCEPTS CORP.
                                        RWI THERAPY TECHNOLOGIES CORP.
                                        VTA THERAPY TECHNOLOGIES CORP. (formerly
                                           CMS Appleton Rehabilitation, Inc.)

                                        By: /s/ William L. Pegler
                                           ------------------------------------
                                           William L. Pegler, Vice President

                                        ENCOMPUS, INC.

                                        By: /s/ Brad E. Hollinger
                                           ------------------------------------
                                           Brad E. Hollinger, Vice President

                                        KANSAS REHABILITATION HOSPITAL, INC.
                                        (SPECIFIED DEBT)

                                        By: /s/ Thomas C. Kanavy
                                           ------------------------------------
                                           Thomas C. Kanavy, Vice President

                                        CMS SAN DIEGO SURGICAL, INC.
                                        VTA MANAGEMENT SERVICES, INC.

                                        By: /s/ David G. Nation
                                           ------------------------------------
                                           David G. Nation, Vice President

                                           CMS PHYSICIAN SERVICES, INC.
                                              (formerly CMS Washington
                                               Rehabilitation, Inc.)

                                           By: /s/ Dennis L. Lehman
                                              ---------------------------------
                                              Dennis L. Lehman, Treasurer


      (The Exhibit to the Seventh Amendment to the Amended and Restated
                     Credit Agreement has been omitted)